Second Quarter 2010 Earnings Conference Call July 28, 2010 Sunoco Logistics Partners L.P. Exhibit 99.2

Forward-Looking Statement
You should review this slide presentation in conjunction with the second quarter 2010 earnings conference call for Sunoco Logistics Partners L.P., held on July 28 at 8:30 a.m. EDT.  You may listen to the audio portion of the conference call on our website at
www.sunocologistics.com
or by dialing (USA toll-free)
1-888-889-4599.  International callers should dial 1-312-470-0130.  Please enter Conference ID “Sunoco
Logistics”.
2
Audio replays of the conference call will be available for two weeks after the conference call beginning approximately two hours following the completion of the call.  To access the replay, dial 1-800-774-9258.
International callers should dial 1-402-220-2063.
During the call, those statements we make that are not historical facts are forward-looking statements.
Although we believe the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements involve risks that may affect our business prospects and performance, causing actual results to differ from those discussed during the conference call.  Such risks and uncertainties include, among other things:  our ability to successfully consummate announced acquisitions and organic growth projects and integrate them into existing business operations; the ability of announced acquisitions to be cash-
flow accretive; increased competition; changes in the demand both for crude oil that we buy and sell, as well as for crude oil and refined products that we store and distribute; the loss of a major customer; changes in our tariff rates; changes in throughput of third-party pipelines that connect to our pipelines and terminals; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor relations problems; the legislative or regulatory environment; plant construction/repair delays; and political and economic conditions, including the impact of potential terrorist acts and international hostilities.
These and other applicable risks and uncertainties are described more fully in our Form 10-Q, filed with the Securities and Exchange Commission in May 2010.  We undertake no obligation to update publicly any forward-looking statements whether as a result of new information or future events.

Q2 2010 Assessment
Increased total distribution to $1.14 ($4.56 annualized) per unit, a 9.6 percent increase over the prior year’s distribution
• Represents the twenty-first consecutive distribution
increase
Net income for the first quarter of 2010 was $51 million
compared to $67 million in the prior year
Distributable cash flow of $55 million for the quarter
Excluding a crude contango investment at quarter end,
Adjusted Total Debt to EBITDA ratio of 3.7x
3

Crude Oil Contango
No contango income was
booked in the first half of
2010
Currently approximately
$14MM of prior period
inventory profits are yet to
be realized due to inventory
accounting
Widened contango market
structure expected to
provide strong earnings in
the second half of the year
4
Backwardation Contango
WTI NYMEX Month 2 vs. Month 1
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
Month
2008 2009 2010
-2
-1
0

5

YTD 2010 Operating Performance
Lower market related profit opportunities partially offset by:
• Improved operating performance in the Terminal Facilities
Organic capital program at Nederland facility
Expanded services at refined products terminals
• Increased crude oil pipeline volumes
• Contribution from 2009 acquisitions and organic projects
Through the first half of 2010, operating performance as expected
• Distribution decisions exclude market related activities
• Will take advantage of market related opportunities when
available

Q2 2010 Financial Highlights
($ in millions, unaudited)

Three Months Ended Six Months Ended
June 30, June 30,
2010 2009 2010 2009
Sales and other operating revenue 2,028.9 $   1,282.7 $   3,709.4 $   2,320.7 $
Other income 9.4               7.8               17.2            12.5
Total revenues 2,038.3       1,290.5       3,726.5       2,333.2
Cost of products sold and operating expenses 1,939.1       1,184.8       3,533.8       2,108.5
Depreciation and amortization 13.9            11.5            28.5            23.1
Selling, general and administrative expenses 15.6            15.9            36.2            32.9
Total costs and expenses 1,968.6       1,212.2       3,598.5       2,164.5
Operating income
69.6            78.3            128.0          168.7
Interest cost and debt expense, net 19.9            12.7            36.0            23.7
Capitalized interest (1.2)             (1.0)             (2.0)             (2.5)
Net Income
50.9 $         66.6 $         94.0 $         147.5 $

Q2 2010 Financial Highlights

(amounts in millions, except unit and per unit amounts, unaudited)
Three Months Ended Six Months Ended
June 30, June 30,
2010 2009 2010 2009
Calculation of Limited Partners' interest:
Net Income 50.9 $       66.6 $       94.0 $       147.5 $
Less: General Partner's interest (10.7)         (13.0)         (20.8)         (25.5)
Limited Partners' interest in Net Income 40.2 $       53.6 $       73.2 $       122.0 $
Net Income per Limited Partner unit:
Basic 1.30 $       1.76 $       2.36 $       4.12 $
Diluted 1.29 $       1.74 $       2.35 $       4.09 $
Weighted Average Limited Partners' units
outstanding (in thousands):
Basic 31,051      30,551      31,034      29,629
Diluted 31,216      30,756      31,213      29,830

Q2 2010 Financial Highlights
(1)
Excludes amounts attributable to equity ownership interests in the corporate joint ventures.
(2)
Represents total average daily pipeline throughput multiplied by the number of miles of pipeline through which each barrel has been shipped.
(3)
Includes results from the Parternship's purchase of a refined products terminal in Romulus, MI from the acquisition date.
(4)
Consists of the Partnership's Fort Mifflin Terminal Complex, the Marcus Hook Tank Far and the Eagle Point Dock.
(5)
Includes results from the Partnership's purchase of the Excel pipeline from the acquisition date.
     (6)
Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput.

Three Months Ended Six Months Ended
June 30, June 30,
2010 2009 2010 2009
Operating income ($ in millions, unaudited)
Refined Products Pipeline System 12.7 $          10.6 $          20.2 $          21.2 $
Terminal Facilities 27.8 21.2 50.4 42.4
Crude Oil Pipeline System 29.1 46.6 57.5 105.2
Operating highlights (unaudited)
Refined Products Pipeline System:
Total shipments (barrel miles per day) 51,666,714 58,066,789 51,680,780 58,805,197
Revenue per barrel mile (cents) 0.669 0.591 0.648 0.586
Terminal Facilities:
Refined products terminals throughput (bpd) 487,401 463,611 473,038 461,831
Nederland terminal throughput (bpd) 683,698 646,368 704,704 649,501
Refinery terminals throughput (bpd) 471,164 599,503 484,398 591,179
Crude Oil Pipeline System:
Crude oil pipeline throughput (bpd) 905,997 670,133 871,760 667,156
Crude oil purchases at wellhead (bpd) 190,893 181,496 187,711 186,302
Gross margin per barrel of pipeline throughput (cents) 35.7 80.4 37.8 92.0
(6)
(1)(5)
(4)
(3)
(2)
(1)

Q2 2010 Financial Highlights

Three Months Ended Six Months Ended
June 30, June 30,
2010 2009 2010 2009
Capital Expenditure Data:
Maintenance capital expenditures 9.9 $          6.4 $          14.3 $        9.0 $
Expansion capital expenditures 39.6           30.3           61.9           61.4
Total 49.5 $        36.7 $        76.2 $        70.4 $
June 30, December 31,
2010 2009
Balance Sheet Data (at period end):
Cash and cash equivalents 2.0 $          2.0 $
Total debt 1,213.3      868.4
Total Partners' Capital 663.9         861.6
($ in millions, unaudited)

Q2 2010 Financing Update

($ in thousands, unaudited)
Balance as of:
June 30, 2010 December 31, 2009
Revolving Credit Facilities
(1)
:
$62.5 million - due September 2011 31,250 $                      31,250 $
$395 million - due November 2012 84,000 237,722
Senior Notes:
7.25% Senior Notes - due 2012 250,000 250,000
8.75% Senior Notes - due 2014 175,000 175,000
6.125% Senior Notes - due 2016 175,000 175,000
5.50% Senior Notes - due 2020 250,000 -
6.85% Senior Notes - due 2040 250,000 -
Less: unamortized bond discount (1,988) (548)
Total Debt 1,213,262 $                 868,424 $
(1)
As of June 30, 2010, the Partnership has unutilized borrowing capacity of $342.2 million under its revolving credit facilities.

Non-GAAP Financial Measures
($ in millions, unaudited)

Three Months Ended June 30, Six Months Ended June 30,
2010 2009 2010 2009
Net Income
50.9 $              66.7 $              94.0 $              147.5 $
Interest expense, net 18.7                11.7                34.1                21.2
Depreciation and amortization 13.9                11.5                28.5                23.1
EBITDA
(1)
83.5                89.9                156.6               191.8
Interest expense, net (18.7)               (11.7)               (34.1)               (21.2)
Maintenance capital expenditures (9.9)                 (6.4)                 (14.3)               (9.0)
Distributable cash flow ("DCF")
(1)
54.9 $              71.8 $              108.2 $           161.6 $
(1) In this release, the Partnership’s EBITDA and DCF references are not presented in accordance with generally accepted accounting principles
(“GAAP”) and are not intended to be used in lieu of GAAP presentations of net income.  Management of the Partnership believes EBITDA and DCF information enhance an investor's understanding of a business’ ability to generate cash for payment of distributions and other purposes.  In addition,
EBITDA is also used as a measure in the Partnership's revolving credit facilities in determining its compliance with certain covenants.  However, there may be contractual, legal, economic or other reasons which may prevent the Partnership from satisfying principal and interest obligations with respect to indebtedness and may require the Partnership to allocate funds for other purposes.  EBITDA and DCF do not represent and should not be considered an alternative to net income or operating income as determined under United States GAAP and may not be comparable to other similarly titled measures of other businesses.
Non-GAAP Financial Measures

Non-GAAP Financial Measures
($ in millions, unaudited)

Non-GAAP Financial Measures
(1) In this release, the Partnership’s EBITDA and DCF references are not presented in accordance with generally accepted accounting principles (“GAAP”) and are not intended to be used in lieu of GAAP presentations of net income.  Management of the Partnership believes EBITDA and DCF information enhance an investor's understanding of a business’
ability to generate cash for payment of distributions and other purposes.  In addition, EBITDA is also used as a measure in the Partnership's revolving credit facilities in determining its compliance with certain covenants.  However, there may be contractual, legal, economic or other reasons which may prevent the Partnership from satisfying principal and interest obligations with respect to indebtedness and may require the Partnership to allocate funds for other purposes.  EBITDA and DCF do not represent and should not be considered an alternative to net income or operating income as determined under United States GAAP and may not be comparable to other similarly titled measures of other businesses.
Earnings before interest, taxes, depreciation Twelve Months
and amortization ("EBITDA")
(1)
Ended June 30,
2010
Net Income
196.8 $
Add: Interest costs and debt expense, net 61.3
Less: Capitalized interest (3.8)
Add: Depreciation and amortization 53.4
EBITDA
307.7 $
Total Debt as of June 30, 2010
1,213 $
Less: Contango investment under $395 million
revolving credit facility (84)
Adjusted Total Debt as of June 30, 2010
1,129 $
Adjusted Debt to EBITDA Ratio
3.7

2010 Growth Announcements
Exercise Rights to Acquire Additional Joint Venture Interests—Close within 30 days
• Joint venture assets great complement to Sunoco Logistics asset base
Project Mariner with MarkWest
• Practical solution of transporting ethane from Marcellus Shale to Gulf Coast market
• Excellent growth potential for fee based income
Butane Blending Business—Closed July 1
• Enhances terminal service offerings
• Tremendous growth potential: actively working to increase installations at key terminals and third-party locations
Nederland Tank Expansion
• Two additional tanks to bring capacity to 22 MMB